                                  Contact:  Elizabeth B. Eckel,
                                            Senior Vice President,
                                            Marketing
                                  Telephone (401) 348-1309
                                  Date:  April 25, 2000
                                  FOR IMMEDIATE RELEASE

       WASHINGTON TRUST TO ACQUIRE PHOENIX INVESTMENT MANAGEMENT COMPANY

    DEAL WILL DOUBLE THE SIZE OF BANK'S TRUST AND INVESTMENT SERVICES GROUP


WESTERLY, RHODE ISLAND...Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol; WASH), parent of The Washington Trust Company, today announced that it has signed a definitive agreement to acquire Phoenix Investment Management Company of Providence, RI. Phoenix is Rhode Island's largest independent investment advisory firm, with assets under management in excess of $1 billion. The company, whose client base is 70% individuals and 30% institutions, is well known for its effective investment selection process and the quality of attention paid to each of its clients.

"This is a win-win situation for everyone involved," said John C. Warren, Chairman and Chief Executive Officer of Washington Trust. He continued, "It's a great strategic investment for us in a business line that we emphasize heavily. It also helps solidify our recent move into the Providence area. We will be adding a group of very talented and dedicated professionals to our roster and Phoenix customers will have access to a wide array of new products and services. Lastly, the acquisition will significantly enhance the value of Washington Trust."

The two principals of the firm, Gerald J. Fogarty, Jr. and Marie J. Langlois, founded Phoenix in 1988. The two will continue with the firm, along with all of their employees, as employees of Washington Trust. "We have affiliated with Washington Trust", said Langlois, "because of its outstanding reputation for high quality, highly personalized customer service." Fogarty, her partner added, "Our goal was to create a structure that will provide us with additional resources to serve our clients, while being able to attract top-notch employees. Our agreement with Washington Trust succeeds on both counts."


                                    - MORE -

Washington Trust Acquires Phoenix

Page Two, April 25, 2000




Washington Trust will acquire 100% of Phoenix Investment Management Company, for 1,150,000 shares of Washington Trust Bancorp, Inc., accounted for as a pooling of interests. Based on Washington Trust stock's April 24th closing price of $15.00, the transaction, which is subject to regulatory approval, would be valued at approximately $17,250,000. Phoenix will continue to operate under its own name, as a separate business unit, within the Bank's Trust and Investment Services, headed by Harvey C. Perry, II. "The combination of Phoenix and Washington Trust," said Perry, "creates a powerhouse of asset management, trust and planning resources."

Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Web site address: www.washtrust.com.

                                     # # #

This report contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934 as amended. The Corporation's actual results could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in the size and nature of the Corporation's competition, changes in loan default and charge-off rates, and changes in the assumptions used in making such forward-looking statements.